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                                                                   EXHIBIT 10.26

                                    FORM OF
                            AUTOMATED TELLER MACHINE
                                 CASH AGREEMENT

     THIS AGREEMENT is made this __th day of _____, ____, by and between ________________________, a _________ corporation, with an office at
_______________________________________ ("Company"), and DELUXE ELECTRONIC
PAYMENT SYSTEMS, INC., with an office at 400 West Deluxe Parkway, Milwaukee, Wisconsin 53212 ("Deluxe").

     RECITALS

     A. Company intends to deploy ATMs in ___________________________ locations _________________, which ATMs are or will be owned by Company or others and connected to various credit card and debit card networks (collectively, the "Systems").

     B. Company desires to have Deluxe provide Cash Services required to operate certain of the ATMs located on _________________________, and other _______________ site(s) as hereinafter or heretofore designated by Company or such other locations as mutually agreed upon by the parties, and Deluxe is willing to provide Cash Services to Company upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, the promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1. Definitions. Except as otherwise specifically indicated, the following terms shall have the following meanings in this Agreement (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

          Automated Teller Machine or ATM means a device which satisfies all Systems requirements and technical specifications applicable thereto located at _________________________________ and at which a Cardholder may initiate and perform an entire set of ATM Transactions.

          Card means a credit card, charge card, bank card or debit card that is issued by a member of any Systems Issuer with the prior express written approval of a financial institution.

          Cardholder means the person who (i) maintains or is authorized to access an account with an Issuer (and if such account is maintained with an Issuer in the name of, or may be accessed by, more than one person, all of such persons), and (ii) uses a Card to originate a Transaction.

          Cash Services means the services furnished by Deluxe in supplying the cash for one or more of the Company's or Merchant's ATMs.

          Change in Control shall mean (i) any merger, consolidation or share exchange of the Company with another entity under circumstances such that, immediately after such transaction, the shareholders of the Company immediately before the transaction own less than a majority of the voting power of the surviving or acquiring entity except that there shall be no change of control in the event the Company becomes public and its shares are traded on any local or national market unless such shareholders own less than 20% of the voting power; (ii) individuals who either (a) are members of the Board of Directors of the
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     Company on the date of this Agreement, or (b) are subsequently appointed as directors of the Company by, or on the recommendation of, a majority of the directors of the Company referred to in the foregoing clause (a), cease to constitute a majority of such Board; or (iii) any sale of all or a majority of the value of the property, assets, business, income or revenue-generating capacity, or goodwill of the Company.

          Deposit Account means the account or accounts established by Deluxe into which all credits for cash withdrawn from the ATMs for which Deluxe provided cash are deposited, and from which no sums may be withdrawn without the authorization of Deluxe.

          Designated Bank means any and all bank(s) listed in Section 2.3 of this Agreement or as otherwise notified to Company by Deluxe from time-to-time hereunder and at which Deluxe will deposit cash in accordance with Section 2.3 of this Agreement.

          Issuer means a Systems member that issues Cards to Cardholders for use in performing Transactions.

          Item means the electronic messages which communicate and effect a Transaction between an Issuer and its Cardholder through the use of a Terminal.

          Member means a member of a System.

          Merchant means an individual or entity which owns or leases an ATM and which contracts with Company for some or all of its services, including processing and Cash Services.

          Network Sponsor means an entity that is a member of the correspondent network that permits Company to utilize the System.

          Participant means an Issuer, Acquirer, Processor, ISO, Cardholder or Deluxe.

          Network means any automatic transaction machine or cash dispensing machine network in which a Network Sponsor participates and which transmits through the System.

          Processing Services means those services which are necessary to operate an ATM in accordance with the requirements of the Systems, including without limitation transaction processing, Settlement, fees, Systems access, Cardholder deposit resolution, ATM support, Transaction reporting to Systems, electronic authorization, links to Networks, transaction switching, and other support services accessed by using certain plastic cards with magnetically encoded stripes issued by financial institutions to their account holders allowing such account holders to perform certain banking, financial and purchase Transactions.

          Processor means a company which contracts with Company to provide Processing Services. The company providing such Processing Services, for all Terminals subject to this Agreement is Deluxe Electronic Payments Systems, Inc.

          Regulatory Authority means, as the context requires, any Systems, the State of Minnesota Banking Department, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Federal Reserve Board, and any other federal or state agency having jurisdiction over Deluxe or Company.

          Rules means the Operating Rules and Procedures of any Systems or Regulatory Authority as the same may be amended or supplemented from time to time.


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          Settlement means the movement of funds between Participants in accordance with the Rules.

          Settlement Bank means a financial institution designated by Deluxe from time to time as the depository agent for Settlement.

          System means the credit card and debit card networks system of transmitting Items and other electronic messages and Settlement of Transactions between Participants.

          Terminal means an Automated Teller Machine or ATM.

          Transaction means an ATM Transaction which is initiated at a Terminal through the use of a Card and a Cardholder's personal identification number ("PIN") and is routed through a System.

                                   ARTICLE II
                      DUTIES AND WARRANTIES OF THE PARTIES

     Section 2.1. Deployment of ATMs. Company intends, from time to time, to install for its own account or for Merchants, ATMs in _______________ and to provide Cash Services for such ATMs, all in accordance with a separate written agreement(s) between Company and ________________. Company shall use its best efforts to give Deluxe a thirty (30) day prior notice of each new ATM location for which Company requests that Deluxe provide Cash Services hereunder. Company shall at all times provide Deluxe with accurate up-to-date information concerning the location, identity and owner of each ATM for which Company requests that Deluxe provide Cash Services. Deluxe shall not be required to provide Cash Services for an ATM until Company has provided such information concerning the ATM to Deluxe and until the expiration of such 30 day period.

     For each ATM for which Company requests that Deluxe provide Cash Services, Deluxe shall be the exclusive provider of Cash Services to such ATM. Company warrants and covenants that, in connection with the Cash Services provided by Deluxe hereunder, the cash provided by Deluxe shall not in any manner be commingled with the cash of any other party.

     Section 2.2. Conditions Precedent. As conditions to providing Cash Services as provided for in this Agreement, and for the purpose of protecting Deluxe's ownership of the cash provided by it, Deluxe will require, in its sole discretion, that it be a party to or a beneficiary of Company's agreements with its armored car carrier(s), for the purpose of assuring that funds or charges due hereunder will be properly transferred to Deluxe's Deposit Account and that cash supplied by Deluxe will be properly routed. Deluxe shall also be named as a loss payee on any insurance policy maintained by the armored car carrier for the benefit of Company.

     Section 2.3. Cash Services. Deluxe shall provide Cash Services under this Agreement to Company in accordance with and subject to the terms and conditions of this Agreement, including but not limited to this Section 2 and with Section 3 of this Agreement below.

     a) For the purposes of this Agreement, "Designated Bank" shall mean: (i) for the States of ___________________________________________________
          ___________________; (ii) for the States of __________________________
          ___________________________; (iii) for all other States, any such bank as is designated in writing to Company by Deluxe; and (iv) any bank that Deluxe may in the future by written notice to Company substitute in lieu of any bank named above for any specific State(s), or name as an additional bank for purposes of this provision for any specific State(s).

     b) All funding supply requests by Company (each, a "Cash Order") shall be sent via telecopier to Deluxe at 414-341-6640, Attention: Rob Schmidt, or sent via electronic mail, or sent to such other contact as Deluxe may notify Company in the future in writing. All Cash Orders must be made in writing and must (i) specify the amount of cash


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          requested, and the date and Designated Bank location of pick up; and
          (ii) be made in accordance with written procedures to be provided by Deluxe to Company within thirty (30) days of execution of this Agreement ("Cash Order Procedures"). The Cash Order Procedures shall be deemed a part of and incorporated into this Agreement and may be modified from time-to-time by Deluxe upon written notice to Company.

     c) Deluxe shall transfer funds as needed hereunder to meet requests for Cash Services as permitted hereunder to Designated Bank(s). For each Cash Order, Deluxe shall notify the Designated Bank(s) of the date of pick up, dollar amount and courier location number in accordance with Designated Bank procedures. Company shall notify its courier of the Designated Bank location, pick up date and dollar amount to be picked up for each Cash Order and shall arrange for such funds to be retrieved from the respective Designated Bank(s) by couriers reasonably satisfactory to Deluxe and stocked in the appropriate ATMs. Company covenants that all such couriers shall be bonded and insured against loss, theft or destruction of such funds.

     Section 2.4. Authority of Company. The authority of Company shall extend no further than is expressly stated in this Agreement. It is the intent and purpose of this Agreement that Company shall be and at all times remain only an independent contractor as that term is legally understood and construed, and nothing herein contained shall be construed or inferred to create the relationship of employer and employee, partnership, joint venture partner, agency, consultant or any other relationship between Deluxe and Company.

     Section 2.5. Company's Warranties, Representations and Disclosures. Company warrants and represents to Deluxe as follows:

     a) This Agreement is valid, binding and enforceable against Company in accordance with its terms.

     b) Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and authorized to do business in each state in which the nature of Company's activities make such authorization necessary or required.

     c) Company has the full power and authority to execute and deliver this Agreement and perform all of its obligations hereunder. The provisions of this Agreement and the performance of Company of its obligations hereunder are not in conflict with Company's Articles of Incorporation, By-Laws, or any agreement, contract, lease or obligations to which Company is a party or by which it is bound.

     d) There is not now pending or threatened against Company, any litigation or proceeding, judicial, tax or administrative, the outcome of which might materially adversely affect the continuing operations of Company.

     Section 2.6. Deluxe's Warranties, Representations and Disclosures. Deluxe warrants and represents to Company as follows:

     a) That it has sufficient cash to deploy for the Cash Services contemplated and agreed to pursuant to this Agreement, and is able to deliver such cash within the time for which it has contracted hereunder.

     b) This Agreement is valid, binding and enforceable against Deluxe in accordance with its terms.

     c) Deluxe is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and authorized to do business in each state in which the nature of Deluxe's activities make such authorization necessary or required.


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

     d) Deluxe has the full power and authority to execute and deliver this Agreement and perform all of its obligations hereunder. The provisions of this Agreement and the performance of Deluxe of its obligations hereunder are not in conflict with Deluxe's Articles of Incorporation, By-Laws, or any agreement, contract, lease or obligations to which Deluxe is a party or by which it is bound.

     Section 2.7. Company's Additional Covenants. Company covenants and agrees with Deluxe as follows:

     a) It will comply with its agreement with the Member(s) and all rules and regulations promulgated by Systems and all other Rules and Regulatory Authorities which govern Company's actions or the specific market where Terminals are located. Company shall be responsible for all costs, damages, penalties or fines arising out of or relating to a failure of Company to promptly comply with any of the foregoing.

     b) Company shall be responsible for all fees and expenses incurred in connection with the actions or operations of Company and all fees and expenses payable to third parties in connection with the Cash Services and Settlement, including wire fees; fees, expenses and service charges charged by any Designated Bank, any correspondent bank, or any Federal Reserve Bank; Settlement charges; Processor charges; and fees or charges due to any armored car carrier. Nothing herein shall be construed to make Deluxe liable for any compensation, fees or expenses due to or which are the responsibility of Company.

     c) It will cooperate with Deluxe to reconcile all accounting relating to the Cash Services and the payment of compensation fees and expenses, and will, as reasonably requested by Deluxe, provide an accounting for all disbursements or deployments of cash. Additional Company responsibilities in this regard are set forth in Exhibit A. Company shall maintain separate and distinct accounting of Cash Services provided under this Agreement and Cash Services provided by Deluxe to Company under the Prior Agreement.

     d) The Company shall not use, and shall not permit the use of, cash supplied by Deluxe pursuant to this Agreement for any purpose other than stocking of Terminals which are owned or operated by American Stores and/or such other terminals to which Deluxe has agreed in writing to supply cash.

     e) The Company shall not intentionally permit any cash supplied by Deluxe pursuant to this Agreement to be subject to any liens, claims and encumbrances of which the Company is, or should be, aware.

     f) The disclosure of proprietary and/or non-public information pertaining to Deluxe and/or its customers could have a detrimental effect on the business of Deluxe. The Company will hold all such information that it receives in the strictest confidence and will not disclose the same to any person or entity outside the Company and will not disclose the same to any person within the Company except on an "as needed" basis and except to the extent that (i) Deluxe authorizes the Company in writing to disclose such information; (ii) Deluxe releases such information to the public; (iii) a court or governmental agency lawfully orders the Company to disclose such information, and the Company has given Deluxe notice of the order in time for Deluxe to contest it; (iv) such information becomes generally available to the public other than as a result of disclosure by the Company; (v) the Company already knew such information or independently developed it from sources other than Deluxe; or (vi) such information becomes available to the Company on a non-confidential basis from a source other than Deluxe which is entitled to disclose it. Nothing contained in the foregoing shall be deemed to permit the Company to disclose any confidential information that it received from Deluxe prior to the date of this Agreement. Nothing herein, however, shall restrict the ability of the Company to disclose


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          information to a Regulatory Authority to the extent required by the
          Rules or to the Company's auditors, accountants or legal counsel provided that such recipients are made aware of, and agree to be bound by, the confidentiality restrictions set forth herein.

     Section 2.8. Deluxe's Covenants. Deluxe covenants and agrees with Company as follows:

     a) It will cooperate with Company to reconcile all accounting relating to the Cash Services and the payment of compensation fees and expenses, and will, as reasonably requested by Company, provide an accounting for all disbursements or deployments of cash. Additional Deluxe responsibilities in this regard are set forth in Exhibit A. Deluxe shall maintain separate and distinct accounting of Cash Services provided under this Agreement and Cash Services provided to Company under the Prior Agreement.

     b) It will deliver the cash that is requested by Company in accordance with Section 2.3 on the projected date at which the cash is needed.

     c) It will comply with all applicable laws, rules and regulations applicable to it in providing the Cash Services and other obligations herein.

     d) The disclosure of proprietary and/or non-public information pertaining to Company including, but not limited to, margins, payments, fees, volume of cash, and location of customers or Merchants to others could have a detrimental effect on the business of Company. Deluxe shall hold all such information that it receives in the strictest confidence and will not disclose the same to any person or entity outside Deluxe and will not disclose the same to any person or entity within Deluxe except on an "as needed" basis and except to the extent that (i) Company authorizes Deluxe in writing to disclose such information;
          (ii) Company releases such information to the public; (iii) a court or governmental agency lawfully orders Deluxe to disclose such information, and Deluxe has given Company notice of the order in time for Company to contest it; or (iv) such information becomes generally available to the public other than as a result of a disclosure by Deluxe; or (v) Deluxe already knew such information or independently developed such information from sources other than Company or as a result of this Agreement; or (vi) such information becomes available to Deluxe on a nonconfidential basis from a source other than Company which is entitled to disclose it. Nothing contained in the foregoing shall be deemed to permit Deluxe to disclose any confidential information that it received from Company prior to the date of this Agreement. Nothing herein, however, shall restrict the ability of Deluxe to disclose information to a Regulatory Authority to the extent required by the Rules or to Deluxe's auditors, accountants or legal counsel, provided that such recipients are made aware of, and agree to be bound by, the confidentiality restrictions set forth herein.

                                   ARTICLE III
                                  CASH SERVICES

     Section 3.1. Deluxe Cash Services. Deluxe shall provide Cash Services to Company, and Company shall compensate Deluxe for such services in accordance with the provisions of Exhibit "A" attached hereto.

     Section 3.2. Ownership of Cash. Company acknowledges that all cash provided by Deluxe under this Agreement for the ATMs is the sole and separate property of Deluxe and that Company has no right to or any interest in such cash except as provided in this Agreement. Company covenants and agrees that, without the prior express written authorization of an officer of Deluxe, it will not directly or indirectly access, attempt to access or remove any cash from any ATMs which are subject to this agreement, except through the use of a Card.

     Section 3.3. Cash Requirements.


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     a)   During the Initial Term and any successive Term in accordance with the provisions of this Agreement, Deluxe shall be required to provide cash for the ATMs in an aggregate amount not to exceed _________________ dollars ($_____________). If Company's cash requirements exceed in the aggregate the foregoing stated amount, Deluxe will consider any written request from Company to increase such aggregate amount but shall have no obligation to approve any such request.

     b) Deluxe shall supply Company with the amount of cash within the time set forth in the Cash Order Procedures. Deluxe acknowledges that such cash must be provided timely so that the ATMs can be in operation, but in no event shall Deluxe be liable or responsible for interruptions or delays in the delivery of cash beyond its reasonable control or resulting from the actions or negligence of any third party.

     c) Nothing herein shall require Deluxe to supply any cash for use in ATMs to any location other than ______________________________________ or as otherwise agreed upon by the parties.

     Section 3.4. Protection of Cash.

     a) Company specifically covenants, understands and agrees that it will not under any circumstances:

          (i) Place, permit, or cause to be placed, any cash in any ATM for which Cash Services are being provided by Deluxe, except the cash provided by Deluxe.

          (ii) Alter or change, or permit to be altered or changed, any approved Settlement arrangements which might result in Deluxe not receiving credit for any cash withdrawn from the ATMs for which Deluxe is providing Cash Services.

     b) Company shall carry and maintain insurance against the loss or theft of cash in such amounts as Deluxe shall reasonably require (and in any event, with coverage limits no greater than the full amount of cash provided by Deluxe which may be outstanding at any time between initial deposit by Deluxe in the relevant Designated Bank and settlement into the Deluxe controlled account), naming Deluxe as loss payee and providing that it cannot be materially altered or canceled without the issuer of such policy giving Deluxe at least thirty (30) days prior notice. Evidence of the existence of the required insurance coverage shall be provided to Deluxe. Company covenants that each ATM for which Company requests that Deluxe provide Cash Services shall be insured against the loss of any cash therein with such insurance limits and coverages as Deluxe may reasonably request and naming Deluxe as an additional loss payee. Evidence of the existence of such required insurance coverage concerning ATM cash shall also be provided to Deluxe. Nothing herein shall relieve Company of its obligation to indemnify Deluxe for any loss of Deluxe's cash, including any loss below the deductible amount of any applicable insurance coverage.

     c) Company hereby assigns to Deluxe all of its rights against any armored car carrier utilized by Company to transport the cash provided by Deluxe to the ATMs, including its right as loss payee under any insurance coverage provided by the armored car carrier, and in the event of a loss (however caused) of any of Deluxe's cash, Company hereby authorizes Deluxe to collect directly from the armored car carrier, or its insurance carrier, the amount of its loss. This assignment shall not relieve Company from any liability it may have to Deluxe for any loss, stolen or misappropriated cash belonging to Deluxe.

     d) Prior to permitting any armored car carrier to carry cash owned by Deluxe to one or more of the ATMs, Company shall determine whether Deluxe has any objection to the


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          utilization of such armored car carrier. If Deluxe objects to such armored car carrier, Company shall utilize a bonded carrier approved by Deluxe, which approval shall not be unreasonably withheld. Nothing in this section 3.4 shall relieve Company from its obligation to indemnify and save Deluxe harmless as provided in section 5.1.a) of this Agreement.

     e) The Company shall execute and permit to be filed, notice filings on Forms UCC-1 or such comparable forms as are commonly accepted for filing for such purposes in the jurisdictions in which (i) the principal places of business of _________________________________, and such vault and/or courier service providers, as the parties may select, respectively, are located, and/or (ii) any ATMs for which Cash Services are provided are located. The notice filings shall be for the sole purpose of giving notice that the cash provided by Deluxe and deployed and deposited in designated ATMs which are set forth in the notice is owned by Deluxe and not by others. In the event the Company fails, for any reason, to execute and deliver any such notice filing forms within ten (10) days of a written request from Deluxe, the Company hereby designates and appoints any officer of Deluxe as the true and lawful attorney in fact of the Company for the purpose of executing and delivering such forms for filing. Such designation and appointment is irrevocable during the term of this Agreement and is coupled with an interest.

     Section 3.5. Payment of Fees. Deluxe will bill (via FAX) Company monthly, in arrears, for Cash Services. The bill is due upon receipt.

                                   ARTICLE IV
                         TERM OF AGREEMENT; TERMINATION

     Section 4.1. Initial Term. The Initial Term of this Agreement shall be for a period of ______________________, commencing on _____________, and shall continue for successive 12-month periods, unless prior to the expiration of each Term, either Deluxe or Company gives the other not less than ninety (90) days prior written notice of its election not to renew or extend this Agreement.

     Section 4.2. Termination.

     a) Either party shall have the right to terminate this Agreement at any time, subject to compliance with section 4.2.(b) below upon occurrence of one or more of the following events:

          (i) Failure of either party to observe or perform that party's obligations to the other hereunder as long as the failure or non-performance is not due to the actions of the terminating party; or

          (ii) In the event any representation, warranty, statement or certificate furnished to any party by the other in connection with this Agreement, or any separate statement or document delivered or to be delivered hereunder by any party to the other, is materially adverse to the terminating party and intentionally untrue as of the date made or delivered.

     b) In the event any party wishes to terminate this Agreement pursuant to subparagraphs a)(i) or a)(ii) of this Section, before this Agreement may be terminated on such basis, the non-performance must first continue for a period of thirty (30) days following notice in writing to the other party; specifying the default and requesting that it be cured or corrected fully within such time.

     c) If Company fails to pay Deluxe its compensation in accordance with the terms set forth on Exhibit "A" or otherwise fails to make payment of any sum due hereunder to Deluxe,


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          Deluxe may provide written notice of such monetary default to Company, and if Company fails to fully cure such monetary default within seven
          (7) days following delivery of such notice, Deluxe may at any time thereafter terminate this Agreement.

     d) Notwithstanding any provision in this Agreement to the contrary, either party may terminate this Agreement at any time by giving written notice to the other if any Regulatory Authority determines (i) that it is inappropriate or contrary to then existing laws or regulations for Deluxe to continue to provide Cash Services and Company is given not less than sixty (60) days notice of such regulatory determination (or such shorter period of time as Deluxe may require in order to comply with the requirements of any Regulatory Authority); or (ii) that it is inappropriate or contrary to then existing laws or regulations for Company to continue to provide processing and other ATM services, or its permits or licenses to provide such services are terminated or suspended as to any ATM, and in such case, this Agreement shall not apply to such ATMs but shall continue with respect to others covered hereunder. In addition, Deluxe may at any time terminate this Agreement by giving thirty (30) days advance written notice to Company if Deluxe at any time incurs material losses in connection with Deluxe's cash or Deluxe reasonably determines that the continued provision of Cash Services may adversely affect Deluxe's safety and soundness.

     e) Either party may terminate the Agreement, effective immediately, upon written notice to the other party if the other party (i) becomes insolvent or declares bankruptcy, (ii) becomes the subject of any proceedings seeking relief, reorganization, or rearrangement under any laws relating to insolvency, (iii) makes an assignment for the benefit of creditors, or (iv) begins the liquidation, dissolution, or winding up of its business.

     f) Deluxe may terminate this Agreement upon thirty (30) days written notice to Company in the event of a Change in Control.

     g) Company may, at its sole election, terminate this Agreement at any time upon thirty (30) days written notice to Deluxe.

     h) In the event of termination, the cash owed Deluxe by Company is the Balance on the day of termination. Such Balance is due Deluxe within five (5) business days and shall be deposited in Deluxe's designated account.


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                                    ARTICLE V
                               GENERAL PROVISIONS

     Section 5.1. Indemnification.

     a) Company covenants and agrees to indemnify and hold harmless Deluxe, its parent or affiliates, and its or their respective officers, directors, employees and permitted assigns, from and against any and all direct or contingent liabilities, claims, damages, losses or expenses, including reasonable attorneys' fees, arising from any claim, demand or suit against Deluxe as a result of any material misrepresentation, breach of material warranty or non-fulfillment of any covenant of this Agreement by Company, unless such liabilities, claims, damages, losses and expenses therefrom are a result of the gross negligence or willful acts of Deluxe. In addition, Company shall indemnify and hold Deluxe harmless against any actions or omissions of a Merchant, claims of a Cardholder or shortages in or loss of Deluxe's cash while it is in the custody or care of a party other than Deluxe.

     b) Deluxe covenants and agrees to indemnify and hold harmless Company and its parent or affiliates, and its or their respective officers, directors, employees and permitted assigns, from and against any and all direct or contingent liabilities, claims, damages, losses or expenses, including reasonable attorneys' fees, arising from any claim, demand or suit against Company as a result of any material misrepresentation, breach of material representation, warranty, covenant or agreement made by Deluxe under this Agreement, unless such liabilities, claims, damages, losses and expenses therefrom are a result of the gross negligence or willful acts of Company. It is expressly agreed and understood that Deluxe's duty is limited to delivering cash to the Designated Bank Account pursuant to Section 2.3 of this Agreement, and that Company has the sole responsibility for delivery of the cash from any such Designated Bank to the ATMs through a courier service (which courier service shall be subject to Deluxe's approval as provided for herein).

     c) Each party shall promptly notify the other of any claim, demand, suit, or threat of suit of which that party becomes aware (except with respect to a threat of suit one party might institute against the other) which may give rise to a right of indemnification pursuant to this Agreement.

     d) The parties acknowledge that their respective liability to one another under this Agreement generally and pursuant to this Section 5.1 shall be limited to such direct damages as and to the extent the respective party may show it has sustained and is entitled to recovery pursuant to this Agreement. In no event shall either party be liable to the other for any incidental, consequential or other extraordinary damages such as lost profits or any other indirect damages.

     Section 5.2. Compliance with Laws, Rules and Regulations. Deluxe and Company each represent and warrant to the other that each is familiar with the requirements of all applicable consumer protection laws and regulations, and covenants and agrees that each of them will comply in all material respects with all such laws and regulations, as well as all other applicable laws, rules and regulations, now and in the future to the extent applicable to the respective parties and the transactions contemplated by this Agreement.

     Section 5.3. Governing Law. This Agreement shall be governed by and interpreted and construed, and the rights and obligations of the parties hereto determined in accordance with the internal laws of the State of Wisconsin.

     Section 5.4. Severability. In the event that any part of this Agreement is ruled by the final, non-appealable order or directive of any court or Regulatory Authority to be invalid or unenforceable, then this Agreement shall be automatically modified to eliminate that part which is affected thereby. The remainder of this Agreement shall remain in full force and effect.


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

     Section 5.5. Survival. All representations, warranties, indemnifications, and accrued obligations shall survive any expiration, renewal or earlier termination of this Agreement.

     Section 5.6. Acknowledgment of Regulatory and Other Constraints. The parties hereto acknowledge that Deluxe and Company are subject to the rules, regulations, orders and requirements which may be imposed by any Regulatory Authority and Deluxe's Board of Directors. In the event of any requirements imposed by those entities or agencies, the parties agree that this Agreement shall be deemed modified to conform to such requirements.

     Section 5.7. Arbitration. In the event of any dispute between Deluxe and Company relating to this Agreement, or their performances hereunder, Deluxe and Company agree that such dispute shall be resolved by means of arbitration in Milwaukee, Wisconsin, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The arbitration shall be heard by a panel of one arbitrator, appointed by the AAA. The arbitration decision shall be binding upon Deluxe and Company. Either party will forfeit the dispute if this clause is not adhered to by such party. Depositions may be taken and other discovery obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings in the State of Wisconsin. The arbitrator(s) shall be limited to awarding compensatory damages and shall have no authority to award punitive, exemplary or similar type damages. The prevailing party in the arbitration proceeding shall be entitled to recover its expenses, including the costs of the arbitration proceeding and reasonable attorneys' fees.

     Section 5.8. Binding Effect. This Agreement and the rights and obligations created thereunder shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any rights or remedies as a third party beneficiary, or otherwise, under or by reason of this Agreement to any persons, firm or corporation.

     Section 5.9. Notices. All notices, requests, demands and other communications hereunder (i) shall be in writing; (ii) shall be addressed to the parties as indicated below unless notified in writing of a change in address; and (iii) shall be deemed to have been given either when personally delivered or when sent by regular United States mail, in which event it shall be sent postage prepaid upon delivery thereof, or, if sent by telegram, telex or facsimile transmission, upon delivery thereof, as follows:

                  To Deluxe:      Deluxe Electronic Payment Systems, Inc.
                                  400 West Deluxe Parkway
                                  Milwaukee, WI  53212
                                  Fax No. 414/341-5075
                                  Attention: President

                  To Company:



     Section 5.10. Amendments. This is the only Agreement between the parties regarding the subject matter hereof and may be amended only in writing signed by all parties, and dated subsequent to the execution of this Agreement.

     Section 5.11. Counterparts. This Agreement may be executed and delivered by the parties hereto in any number of counterparts, and by different parties on separate counterparts, each of which counterparts, taken together, shall constitute but one and the same instrument.

     Section 5.12. Complete Agreement. This Agreement contains and reflects the entire agreement between the parties with respect to the subject matter hereof, and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any


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

way. The Prior Agreement shall remain in full force and effect in accordance with its terms and is a separate and distinct agreement from this Agreement. The parties may at some point amend this Agreement to supercede and replace the Prior Agreement and shall cooperate with one another in all reasonable ways to accomplish same.

     Section 5.13. Assignment. This Agreement and the respective rights of the parties hereunder may not be assigned by either party hereto without the prior written consent of the other except that Deluxe may assign this Agreement to any other directly or indirectly wholly-owned subsidiary of Deluxe Corporation and that any business combination, merger, consolidation or share exchange which is not a Change in Control shall not be considered an assignment by Company.

     IN WITNESS WHEREOF, this Agreement is executed by the parties as of the date and year first above written.

DELUXE ELECTRONIC PAYMENT SYSTEMS, INC.


By________________________________________  By__________________________________

Its_______________________________________  Its_________________________________


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